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                                                                     EXHIBIT 21


                                Subsidiaries of
                  First Interstate Bancsystem of Montana, Inc.
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First Interstate Bank of Commerce, doing business under its own name only
Incorporated in the State of Montana

Commerce Financial, Inc., doing business under its own name only
(Formerly Security Mortgage Company, doing business under its own name and also doing business under the nominee name of Homestead Business Park Associates, Inc.)

First Interstate Bank of Commerce, doing business under its own name only Incorporated in the State of Wyoming

First Interstate Bank of Montana, N.A., doing business under its own name only
Incorporated in the State of Montana

First Interstate Bank of Wyoming, N.A., doing business under its own name only
Incorporated in the State of Wyoming

First Interstate Bank, fsb, doing business under its own name only Incorporated in the State of Montana

Mountain Bank, doing business as First Interstate Bank
Incorporated in the State of Montana